                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                           VIISAGE TECHNOLOGY, INC.
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            (Exact name of registrant as specified in its charter)

       Delaware                                      04-3320515
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(State of Incorporation)            (I.R.S. Employer Identification No.)

       30 Porter Road                Littleton, MA           01460
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          (Address of Principal Executive Offices, including zip code)

                  1996 Director Stock Option Plan, As Amended
                       1996 Management Stock Option Plan
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                            (Full title of the plan)

                               Robert C. Hughes
                     President and Chief Executive Officer
                           Viisage Technology, Inc.
                                30 Porter Road
                              Littleton, MA 01460
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                    (Name and address of agent for service)

                                (617) 952-2200
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         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

=======================================================================================
Title of             Amount to be  Proposed maximum  Proposed maximum     Amount of
 securities           registered    offering price      aggregate      registration fee
to be registered                     per share/1/       offering
                                                         price/1/
=======================================================================================
Common Stock,           1,512,750    $11.25            $17,018,438.        $5,157.
 $0.001 par value
=======================================================================================

/1/Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457, on the basis of the average of the high and low prices of Viisage Technology, Inc.'s Common Stock as reported on the NASDAQ National Market on June 2, 1997.

                                    Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

     Viisage Technology, Inc. (the "Company") hereby incorporates the following documents by reference in this Registration Statement:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1996, filed with the Securities and Exchange Commission (the "Commission") on March 21, 1997, including portions of the Company's definitive Proxy Statement dated April 28, 1997 and 1996 Annual Report.

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 30, 1997, filed with the Commission on May 8, 1997.

     (c) The description of the Company's Common Stock contained in its registration statement on Form 8-A, filed with the Commission on October 15, 1996.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all shares registered hereunder have been sold or which de-registers all shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement from the date of filing such documents.

Item 4.  Description of Securities.
         --------------------------

     Not applicable.

Item 5.  Interests of named experts and counsel.
         --------------------------------------

     The legality of the Common Stock being offered by this Registration Statement will be passed upon by Finnegan, Hickey, Dinsmoor & Johnson, P.C., (the "Firm"), 20 Beacon Street, Boston, Massachusetts 02108. Charles J. Johnson, a principal of the Firm, serves as a director of the Company. As such, Mr. Johnson owns shares and has vested and unvested options to purchase shares of Company Common Stock, as disclosed in the Company's 1997 Proxy Statement referred to in and incorporated by Item 3(a).

Item 6.  Indemnification of Officers and Directors.
         -----------------------------------------

     The Company's By-laws provide that the Company, subject to limited exceptions, will indemnify its directors and officers and may indemnify its other employees and other agents to the fullest extent permitted by Delaware law.

     In addition, the Company's Certificate of Incorporation provides that, to the fullest extent permitted by Delaware law, the Company's directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its shareholders. The provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware law. Each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for acts or omissions that the director believes to be contrary to the best interests of the Company or its shareholders, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the director's duty to the Company or its shareholders when the director was aware or should have been aware of a risk of serious injury to the Company or its shareholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to be abdication of the director's duty to the Company or its shareholders, for improper transactions between the director and the Company and for improper distributions to shareholders and loans to directors and officers. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

     Not applicable.

Item 8.  Exhibits.
         --------

     4.1*  Specimen stock certificate.

     5.1 Opinion of Finnegan, Hickey, Dinsmoor & Johnson, P.C. as to the legality of the shares being registered.

     23.1 Consent of Arthur Andersen LLP

     23.2 Consent of Finnegan, Hickey, Dinsmoor & Johnson, P.C. (included in
          Exhibit 5.1)

     24.1 Power of Attorney

*Incorporated by reference from the Company's Registration Statement on Form S-1 (SEC File No. 333-10649) dated November 8, 1996.

 Item 9.  Undertakings.
          ------------

     a)  The Company hereby undertakes:

          1) to file, during any period in which offers or sales are being made, a post-effective amendment of this registration statement (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided however, that paragraphs
(a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

          2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

     h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1993, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Littleton in the Commonwealth of Massachusetts on June 6, 1997.

                                    VIISAGE TECHNOLOGY, INC.



                                    By:  /s/  Robert C. Hughes
                                         ---------------------------
                                         Robert C. Hughes, President

                                 EXHIBIT INDEX

Item 8.      Exhibits

     4.1/*/  Specimen stock certificate.

     5.1 Opinion of Finnegan, Hickey, Dinsmoor & Johnson, P.C. as to the legality of the shares being registered.

     23.1    Consent of Arthur Andersen LLP

     23.2    Consent of Finnegan, Hickey, Dinsmoor & Johnson, P.C. (included in
             Exhibit 5.1)

     24.1    Power of Attorney


*Incorporated by reference from the Company's Registration Statement on Form S-1 (SEC File No. 333-10649) dated November 8, 1996.